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                           CHESAPEAKE SECURITIES, INC.
                           SECONDARY PLEDGE AGREEMENT

         THIS SECONDARY PLEDGE AGREEMENT (the "Secondary Pledge Agreement") is executed as of February ___, 1996, by and between Chesapeake Securities, Inc. (the "Company") and Jacor Communications, Inc., an Ohio corporation ("Jacor").

                              W I T N E S S E T H:

         WHEREAS, Jacor is entering into that certain Credit Agreement dated as of the date hereof with the Banks (as defined therein), the Co-Agents (as defined therein) and the Agent (as modified, supplemented, amended, extended, supplemented or restated from time to time, the "Credit Agreement");

         WHEREAS, the Credit Agreement requires Jacor to enter into certain Rate Hedging Agreements (as defined in the Credit Agreement) with Interest Rate Providers;

         WHEREAS, the Company is a wholly-owned subsid- iary of Jacor;

         WHEREAS, the Company expects to realize substantial direct and indirect benefits as a result of Jacor entering into the Credit Agreement and the Rate Hedging Agreements; and

         WHEREAS, execution and delivery of this Secondary Pledge Agreement is a condition precedent to the availability of credit under the Credit Agreement;
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         NOW THEREFORE, in consideration of the foregoing and of the direct and indirect benefits to be received by the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. The following term shall have the following meaning:

         "Obligations" means, as to the Company, all obligations of the Company under the Intercompany Demand Note executed by the Company, including, without limitation, all unpaid principal of, accrued and unpaid interest on, and all other amounts owing under, such Intercompany Demand Note (including all such amounts which would become due but for the operation of the automatic stay under
Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. ss. 362(a), and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code, 11 U.S.C. ss. 502(b) and 506(b)) and all obligations of the Company under each Intercompany Acquisition Note executed by the Company, including, without limitation, all unpaid principal of, accrued and unpaid interest on, and all other amounts owing under any and all such Intercompany Acquisition Notes (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. ss. 362(a), and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code, 11 U.S.C. ss. 502(b) and ss. 506(b)).

         2. Pledge and Security Interest; Deposit of Certificates for Pledged Stock.

            (a) Pledge and Security Interest. In order to secure the full and complete payment and performance of the Obligations when due, the Company hereby

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pledges and grants to Jacor a continuing lien and security interest in (a) all of the outstanding shares of capital stock of each Subsidiary of the Company currently or hereafter owned by the Company (the "Pledged Stock"), (b) any securities, dividends or other distributions and any other right or property at any time in respect of or in exchange for any or all of the Pledged Stock and any other property substituted or exchanged therefor and (c) any and all proceeds (including, without limitation, "Proceeds" as defined in the Uniform Commercial Code as in effect from time to time in the State of Illinois) of, and substitutions and replacements for, the foregoing (all of the property and rights described in the foregoing clauses (a) through (c) being herein collectively called the "Collateral");

            (b) Upon termination of the Primary Pledge Agreement, the Company shall immediately deliver to Jacor the certificates representing the Pledged Stock, endorsed in blank or accompanied by appropriate instruments of transfer or assignments in blank, for the benefit of Jacor. Jacor shall not have any duty to assure that all certificates representing the Pledged Stock have been delivered to it or any obligation whatsoever with respect to the care, custody or protection of any certificates which may be delivered to it except only to exercise the same care in physically safekeeping such certificates as it would exercise in the ordinary course of its own business. Jacor shall not be obligated to preserve or protect any rights with respect to the Pledged Stock or to receive or give any notice with respect thereto whether or not Jacor is deemed to have knowledge of such matters.

         3. Representations and Warranties. The Compa- ny represents and warrants to Jacor that:

            (a) Existence and Standing. As of the date hereof, the Company is duly incorporated, validly

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existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

            (b) Authorization, Validity and Enforce- ability. The execution and delivery by the Company of this Secondary Pledge Agreement have been duly authorized by proper corporate proceedings, and this Secondary Pledge Agreement constitutes a legal, valid and binding obligation of the Company and creates a security interest which is enforceable against the Company in accordance with its terms in respect of all now owned and hereafter acquired Collateral, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. All of the shares of the Pledged Stock are duly authorized, validly issued, fully paid and non-assessable.

            (c) Transferability of Pledged Stock; Title Matters. The Pledged Stock is free and clear of all liens, options, warrants, puts, calls, or other rights of third persons, and restrictions, other than (i) those liens arising under the Primary Pledge Agreement (ii) those liens arising under this Secondary Pledge Agreement, and (iii) restrictions on transferability imposed by applicable state and Federal securities laws or which may arise as a result of the Company being subject to the Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder. The Company agrees to warrant and defend title to and ownership of the Pledged Stock and the lien created by this Secondary Pledge Agreement against the claims of all Persons and maintain and preserve such lien at all times during the terms of this Secondary Pledge Agreement. Upon the delivery to Jacor of the Pledged Stock the security interest in the Pledged Stock granted to Jacor hereunder will constitute a perfected security interest

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therein superior and prior to all Liens other than Liens permitted by Section
6.17 of the Credit Agreement.

            (d) Ownership of Pledged Stock. The Company is the holder of record and the sole beneficial owner of 100% of the issued and outstanding voting capital of each Subsidiary of the Company.

            (e) Title and Power to Pledge the Pledged Stock. Subject to the Primary Pledge Agreement, the Company has good and marketable title to the Pledged Stock and has all requisite rights, power, and authority to execute, deliver and comply with the terms of this Secondary Pledge Agreement and to pledge and deliver the Collateral to Jacor pursuant hereto. Except as provided in Section 5.3 of the Credit Agreement, no material authorization, consent or approval of, and no notice to or filing with, any person or government agency (other than as specified in Section 6 hereof) is required in connection with the execution, delivery and performance of this Secondary Pledge Agreement which has not been obtained.

         4. Covenants. So long as any Obligations remain outstanding, the Company covenants and agrees with Jacor as follows:

            (a) Pledge and Additional Stock. If the Company shall at any time acquire any additional shares of the capital stock of any class of the Pledged Stock of any Subsidiary of the Company, whether such acquisition shall be by purchase, exchange, reclassification, dividend, or otherwise, the Company shall, to the extent doing so would not violate applicable law, forthwith (and without the necessity for any request or demand by Jacor) deliver the certificates representing such shares to Jacor, in the same manner as described in Section 2(b) hereof.

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            (b) Applications, Approval and Consents. The Company will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Jacor may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, or authorization of the FCC or of any other Person necessary or appropriate for the effective exercise of any rights under this Secondary Pledge Agreement. Without limiting the generality of the foregoing, the Company agrees that in the event that Jacor shall exercise its right to sell, transfer, or otherwise dispose of or take any other action in connection with any of the Collateral pursuant to this Secondary Pledge Agreement, the Company shall execute and deliver all applications, certificates, and other documents that Jacor may reasonably request and shall otherwise promptly, fully, and diligently cooperate with Jacor and any other necessary Persons, in making any application for the prior consent or approval of the FCC or any other Person to the exercise by Jacor of any of such rights relating to all or any part of the Collateral. Furthermore, because the Company agrees that Jacor's remedy at law for failure of the Company to comply with the provisions of this Section 4(b) would be inadequate and that such failure would not be adequately compensable in damages, the Company agrees that the covenants of this Section 4(b) may be specifically enforced.

            (c) Security Interest and Lien. Except as otherwise permitted by the terms of the Credit Agreement or as otherwise contemplated by the Primary Pledge Agreement, the Company will preserve, warrant, and defend the lien created hereby in the Collateral against the claims of all Persons whomsoever; will not at any time sell, assign, transfer or otherwise dispose of its right, title and interest in and to any of the Collateral; will not at any time, directly or indirectly, create, assume,

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or suffer to exist any lien, warrant, put, option, or other rights of third
Persons and restrictions, other than the liens created by this Secondary Pledge Agreement, in and to the Collateral or any part thereof; and will not do or suffer any matter or thing whereby the lien created by this Secondary Pledge Agreement in and to the Collateral might or could be impaired.

            (d) Further Assurances. The Company, at its expense, shall from time to time execute and deliver to Jacor all such other assignments, certificates, supplemental documents, and financing statements, and shall do all other acts or things as Jacor may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the lien herein created or to otherwise obtain the full benefits of this Secondary Pledge Agreement.

            (e) Indebtedness; etc. The Company will not permit any Subsidiary of the Company to incur any Indebtedness or permit any Liens (other than under the Subsidiary Security Agreement, dated as of the date hereof, as amended) to exist in respect of any such Subsidiary's assets except as permitted by the Credit Agreement.

         5. Rights of the Company and Jacor.

            (a) Exercise of Stockholder Rights.

                (i) Subject to the provisions of Section 6 hereof and the provisions of the Primary Pledge Agreement, unless and until a Default shall occur and be continuing or a default under any of the Citicasters L/C Documents shall occur and be continuing, the Company shall be entitled to receive all cash dividends or other

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     distributions on the Pledged Stock (if and to the extent such dividends or distributions are permitted by the terms of the Credit Agreement) except
     (A) distributions made in capital stock on the Pledged Stock resulting from stock dividends on or subdivision, combination, or reclassification or the outstanding capital stock or any corporation; and (B) all sums paid on any Pledged Stock upon liquidation or dissolution or reduction of capital, repurchase, retirement, or redemption. All such sums, dividends, distributions, proceeds, or property described in the immediately preceding clauses (A) and (B) shall, if received by any Person other than Jacor, be held in trust for the benefit of Jacor and shall forthwith be delivered to Jacor for the benefit of Jacor (accompanied by proper instruments or assignment and/or stock and/or bond powers executed by the Company in accordance with Jacor's instructions) to be held subject to the terms of this Secondary Pledge Agreement. Upon the occurrence of a Default, or a default under any of the Citicasters L/C Documents, Jacor shall be entitled to receive all payments of whatever kind made upon or with respect to any Collateral.

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            (ii)  Unless a Default has occurred and is continuing or a default under any of the Citicasters L/C Documents shall have occurred and be continuing, the Company shall have the sole and exclusive right to vote and give consents with respect to all the Collateral and to consent to, ratify, or waive notice of any and all meetings. Upon the occurrence and during the continuance of a Default or any default under any of the Citicasters L/C Documents, subject to the provisions of the Primary Pledge Agreement and subject to compliance with applicable law, Jacor shall have, subject to
     Section 6 hereof, the right (A) to consent in advance to any vote proposed to be cast by the Company with respect to any merger, consolidation, liquidation or reorganization of any Subsidiary (but in no event with respect to any election of directors) and, in connection therewith, to join in and become a party to any plan of recapitalization, reorganization, or readjustment (whether voluntary or involuntary) as shall seem desirable to Jacor to protect or further their interests in respect of the Collateral,
     (B) to deposit the Collateral under any such plan, and (C) to make any exchange, substitution, cancellation, or surrender of the Collateral required by any such

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     plan and to take such action with respect to the Collateral as may be required by any plan or for the accomplishment thereof; and no such disposition, exchange, substitution, cancellation, or surrender shall be deemed to constitute a release of the Collateral from the lien of this Secondary Pledge Agreement.

            (b) Right of Sale after Default. Upon the occurrence and during the continuance of a Default or a default under any of the Citicasters L/C Documents, subject to the provisions of the Primary Pledge Agreement and subject to compliance with applicable law, Jacor may, subject to Section 6 hereof, sell, without recourse to judicial proceedings, with the right to bid for and buy, the Collateral or any part thereof, upon ten days' notice (which notice is agreed to be reasonable notice for the purposes hereof) to the Company of the time and place of sale, for cash, upon credit or for future delivery, at Jacor's option and at Jacor's complete discretion:

                (i) At public sale, including a sale at any broker's board or exchange;

                (ii) At private sale in any commercially reasonable manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation. Jacor is also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other

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     things as they may deem required or appropriate in the event of sale or disposition of any of the Collateral, and the Company agrees that Jacor shall not be liable or accountable to the Company for any discount allowed by reason of the fact that such Collateral is sold in compliance with any applicable limitation or restriction of any governmental regulatory authority or official. The Company understands that Jacor may in its discretion approach a restricted number of potential purchasers and that sale under such circumstances may yield a lower price for the Collateral, or any portion thereof, than would otherwise be obtainable if the same were registered and sold in the open market. The Company agrees that in the event Jacor shall so sell the Collateral, or any portion thereof, at such private sale or sales, Jacor shall have the right to rely upon the advice and opinion of any Person who regularly deals in or evaluates stock of the type constituting the Collateral as to the price obtainable in a commercially reasonable manner upon such a private sale thereof.

                In the case of any sale by Jacor of the Collateral on credit or for future delivery, the Collateral sold may be retained by Jacor until the selling price is paid by the purchaser, but Jacor shall not incur liability in case of failure of

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the purchaser to take up and pay for the Collateral so sold.

                In connection with the sale of any of the Collateral, Jacor is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Jacor to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws. In the event that, in the opinion of Jacor, it is necessary or advisable to have such securities registered under the provisions of such Act, or any similar law relating to the registration of securities, the Company agrees, at its own expense, to (i) execute and deliver all such instruments and documents, and to do or cause to be done such other acts and things, as may be necessary or, in the opinion of Jacor, advisable, to register such securities under the provisions of such Act or any applicable similar law relating to the registration of securities, and the Company will use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as Jacor shall reasonably request, and to make all amendments thereof and/or to the related prospectus which, in the opinion of Jacor, are necessary or desirable, all in conformity with the requirements of such Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (ii) use its best efforts to qualify such securities under state "blue sky" or securities laws, all as reasonably requested by Jacor; (iii) at the request of Jacor, indemnify and hold Jacor and any underwriters (and employees, officers, agents, attorneys and accountants (collectively, the "Indemnified Parties")) harmless from and against any loss, liability, claim, damage, and expense (including, without limitation, reasonable fees of counsel incurred in connection therewith) under such Act or otherwise, insofar as such loss, liability, claim, damage, or expense arises out of or is based upon any untrue statement or alleged untrue statement of any material fact fur-

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nished by the Company contained in any registration statement under which such securities were registered under such Act or other securities laws, any preliminary prospectus or final prospectus contained therein, or arise out of or are based upon any omission or alleged omission by the Company to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of any Indemnified Party; provided, however, that the Company shall not be liable in any case to the extent that any such loss, liability, claim, damage, or expense arises out of or is based upon an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to the Company by an Indemnified Party specifically for use in such registration statement or preliminary or final prospectus; (iv) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of such Act; and (v) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

            (c) Other Rights after a Default. Sub- ject to Section 6 hereof and subject to the provisions of the Primary Pledge Agreement, upon the occurrence and during the continuance of a Default or a default under the Citicasters L/C Documents, Jacor may exercise any and all rights available to secured parties under the Uniform Commercial Code as enacted in the State of Illinois or other applicable jurisdiction, as amended, in addition to any and all other rights afforded at law, in equity, or otherwise.

            (d) Application of Proceeds. Jacor shall apply the proceeds of the Collateral, including the

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proceeds of any sales of other disposition of the Collateral, or any part thereof, under this Section 5, in the following order unless a court of competent jurisdiction shall otherwise direct:

                (i) FIRST, to payment of all reasonable costs and expenses of Jacor incurred in connection with the collection and enforcement of the Obligations or of the security interest granted pursuant to this Secondary Pledge Agreement;

                (ii) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest, fees and other amounts (other than principal) owing to Jacor;

                (iii) THIRD, to payment of the principal of the Obligations owing to Jacor; and

                (iv) FOURTH, the balance, if any, after all of the Obligations have been satisfied, shall be remitted to the Company.

            (e) Governance. All rights and remedies available to Jacor with respect to the grant, foreclosure and enforcement of the security interest and lien granted hereby and with respect to any action permitted hereunder may be exercised solely by Jacor and its successors and assignees.

         6. Control, Limitation of Rights.

            (a) Notwithstanding anything herein to the contrary, this Secondary Pledge Agreement, the other Loan Documents and the transactions contemplated hereby and thereby do not and will not constitute the transfer,

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assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license at any time issued by the FCC to any Subsidiary ("License"), or the transfer of control of any such Subsidiary within the meaning of Section 310 of the Communications Act of 1934, as amended.

            (b) Notwithstanding any other provision of this Secondary Pledge Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by Jacor hereunder which would affect the operational, voting, or other control of any Subsidiary, shall be pursuant to Section 310 of the Communications Act of 1934, as amended, to any applicable state laws and to the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior approval of the FCC.

            (c) Subject to Section 6(e) hereof and subject to the provisions of the Primary Pledge Agreement, if a Default or a default under any of the Citicasters L/C Documents shall have occurred and be continuing, the Company shall take any action which Jacor may reasonably request in order to transfer and assign to Jacor, or to such one or more third parties as Jacor may designate, or to a combination of the foregoing, each License. To enforce the provisions of this Section 6, Jacor is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer control of each such License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Company hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Company shall refuse to authorize the transfer, the Company's approval may be required by the court.

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Upon the occurrence and continuance of a Default or a default under any the
Citicasters L/C Documents, the Company shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Secondary Pledge Agreement including, without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any License.

            (d) The Company acknowledges that the assignment or transfer of each License is integral to Jacor's realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Company to comply with the provisions of this Section 6 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 6 may be specifically enforced.

            (e) Notwithstanding anything to the contrary contained in this Secondary Pledge Agreement or in any other Loan Document, Jacor shall not, without first obtaining the approval of the FCC, take any action pursuant to this Secondary Pledge Agreement which would constitute or result in any assignment of a License or any change of control of any License or any Subsidiary if such assignment or change in control would require, under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC.

         7. Miscellaneous.

            (a) Term. This Secondary Pledge Agree- ment and the lien arising hereunder (i) shall become

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effective as of the date hereof upon the execution hereof, and (ii) shall continue in force until no Obligations to Jacor shall be outstanding and the Commitments shall have been terminated. If no Obligations remain outstanding and the Commitments have been terminated, Jacor, at the request and sole expense of the Company, shall execute and deliver such documents and instruments as may be necessary to evidence such termination and release.

            (b) Releases; Partial Releases. Any cash dividends received by the Company in accordance with the terms of Section 5(a)(i) hereof, shall be deemed released from the lien of this Secondary Pledge Agreement and shall be held by the Company (or any transferee of the Company) free and clear of the lien created by this Secondary Pledge Agreement. Upon termination of this Pledge Agreement in accordance with the provisions of Section 7(a) hereof, Jacor shall, at the Company's request and expense and subject to the foregoing sentence, execute such release as the Company may reasonably request, in form and upon terms acceptable to Jacor in all respects, and shall deliver, without any representations, warranties or recourse of any kind whatsoever (other than the representation and warranty that such property is free and clear of Liens created by Jacor, all certificates representing the Pledged Stock and other property held in respect thereof hereunder which is in the Jacor's possession, together with all stock powers or other instruments of transfer reasonably required to effect delivery to the Company.

            (c) Waivers. Except to the extent expressly otherwise provided herein or in any Loan Document, the Company waives, to the extent permitted by applicable law, (i) any right to require Jacor to proceed against any other person, to exhaust their rights in any other collateral, or to pursue any other right which Jacor may have, (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of

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protest and non-payment, and notice of the intention to accelerate, and (iii)
all rights of marshalling in respect of any and all of the Collateral. The Company expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any of the Company or any other Person with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any of the Company or any other Person (other than by reason of the full payment and performance of all Obligations), (d) any failure of Jacor to marshal assets in favor of any Person, (e) any failure of Jacor to give notice of sale or other disposition to any Person or any defect in any notice that may be given in connection with any sale or disposition, (f) any act or omission of Jacor or others that directly or indirectly results in or aids the discharge or release of any of the Company or any other Person of the Obligations or any other security or guaranty therefor by operation of Law or otherwise, (g) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligations or (h) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (h) of this paragraph. The Company expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this

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Secondary Pledge Agreement or of the existence, creation or incurring of new or additional Obligations.

            (d) Financing Statement. Jacor shall be entitled at any time to file this Secondary Pledge Agreement or a carbon, photographic, or other reproduction of this Secondary Pledge Agreement, as a financing statement, but the failure of Jacor to do so shall not impair the validity or enforceability of this Secondary Pledge Agreement.

            (e) Amendments. This Secondary Pledge Agreement may be amended only by an instrument in writing executed jointly by the Company and Jacor, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof, provided, however, that any release of all or any substantial portion of the Collateral from the lien created hereby shall be effective only if approved in accordance with Section 8.2 of the Credit Agreement.

            (f) GOVERNING LAW. THIS SECONDARY PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

            (g) Parties Bound; Assignment. This Secondary Pledge Agreement shall be binding on the Company and its successors and assigns and shall inure to the benefit of Jacor and their respective successors and assigns.

            (h) Notices. Any notice required or permitted to be given under this Secondary Pledge Agreement shall be in writing and may be, and shall be deemed, given, if mailed, three days after the date when deposited in the United States mail, postage prepaid, or if by telegraph or telex, when delivered to the appropriate office for transmission, charges prepaid, or if by per-

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sonal delivery or by telecopy, when received, addressed to the Company (with a copy to Sheli J. Rosenberg, Esq., Rosenberg & Liebentritt, Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606 provided, however, that the failure to provide any such copy shall not affect the validity or sufficiency of any such notice) and to Jacor at the address indicated below its signature hereto. Both the Company and Jacor may change the address for service of notice upon it by a notice in writing to the other party hereto.

            (i) Waiver of Subrogation. The Company hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Jacor or any other Person that arise from the existence, payment, performance or enforcement of the Company's obligations under this Secondary Pledge Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, including the right to take or receive from Jacor or any other Person, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Company in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to the Company for the benefit of, and held in trust for Jacor and shall forthwith be paid to Jacor to be credited and applied upon the Obligations, whether matured or unmatured. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and the Rate Hedging Agreements and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

            (j) Counterparts. This Secondary Pledge Agreement may be executed in any number of counterparts,

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
all of which taken together shall constitute one agreement, and either of the parties hereto may execute this Secondary Pledge Agreement by signing any such counterpart. This Secondary Pledge Agreement shall be effective when it has been executed by the Company and Jacor.

            (k) Loan Document. This Secondary Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

            (l) Section Captions. Section captions used in this Secondary Pledge Agreement are for convenience of reference only and shall not affect the construction of this Secondary Pledge Agreement.

            (m) Severability. Wherever possible each provision of this Secondary Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Secondary Pledge Agreement.

            (n) WAIVER OF JURY TRIAL. EACH OF JACOR AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECONDARY PLEDGE AGREEMENT. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION.

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
            IN WITNESS WHEREOF, the undersigned have executed this Secondary Pledge Agreement as of the date first above written.

                                              CHESAPEAKE SECURITIES, INC.


                                              By:
                                                 -------------------------------

                                              Title:
                                                    ----------------------------
                                                    1300 PNC Center
                                                    201 East Fifth Street
                                                    Cincinnati, Ohio  45202

                                              Attention:  President



                                              JACOR COMMUNICATIONS, INC.


                                              By:
                                                 -------------------------------

                                              Title:
                                                    ----------------------------

                                              1300 PNC Center
                                              207 East Fifth Street
                                              Cincinnati, OH  45202

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